Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE			December 15, 2017
BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER FISCAL YEAR 2018 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, December 15, 2017, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the second quarter fiscal 2018 ended October 31, 2017.  In conjunction with the release, the Company has scheduled a conference call Tuesday, December 19, 2017 at 10:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2018 Financial Results Conference Call

When: Tuesday, December 19, 2017 - 10:00 AM Central Standard Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2018.

Historical selected financial data related to all operations:
	Quarter Ended October 31			Six Months Ended October 31
	(In thousands)			(In thousands)
	2017	2016	2015	2017	2016	2015
Net Revenue	$ 11,156	$ 12,813	$ 10,106	$ 22,805	$ 24,202	$ 21,802
Operating Income (Loss)	317	1,164	(599)	963	1,875	(239)
Net Income (Loss)	84	519	(478)	322	743	(459)
Total Assets	40,545	41,872	41,098	40,545	41,872	41,098
Long-term Obligations	2,536	4,212	5,497	2,536	4,212	5,497
Stockholders' Equity	28,548	26,953	24,834	28,548	26,953	24,834
Weighted Average Shares – Diluted	64,543	63,467	62,260	64,543	63,467	62,260
New Product Research and Development Cost	322	418	382	720	717	937

Management Comments

“Revenue decreased 13% to $11.2 million in the three months ended October 31, 2017, as compared to $12.8 million in the three months ended October 31, 2016. The decrease in revenue reflects a decrease in Aerospace Products revenue (down 25%) and a decrease of 5% in Professional Services revenue. Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates. This includes significant efforts in South America, Europe, Africa, and Asia.

Second quarter fiscal 2018 resulted in a net income of $84,000 compared to a net income of $519,000 in the second quarter fiscal 2017. Butler National Corporation is working to exceed previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling expenses.

During the three months ending October 31, 2017, we invested approximately $322,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We continue to be excited about the future.  Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services decreased 5% for the three months ended October 31, 2017 to $7.3 million compared to $7.7 million in the three months ended October 31, 2016. Costs of Professional Services increased 2% in the three months ended October 31, 2017 to $4.8 million compared to $4.6 million in the three months ended October 31, 2016. Costs were 43% of total revenue in the three months ended October 31, 2017, as compared to 36% of total revenue in the three months ended October 31, 2016. Expenses decreased 8% in the three months ended October 31, 2017 to $2.4 million compared to $2.6 million in the three months ended October 31, 2016. Expenses were 32% of segment total revenue in the three months ended October 31, 2017, as compared to 33% of segment total revenue in the three months ended October 31, 2016. Operating income from Professional Services decreased 58% to $214,000 in the three months ended October 31, 2017 from $505,000 in the three months ended October 31, 2016.

Aerospace Products:

Revenue from Aerospace Products decreased 25% to $3.8 million in the three months ended October 31, 2017, compared to $5.1 million in the three months ended October 31, 2016. The decrease is primarily due to a decrease in aircraft modification revenue of $1.2 million. We have invested in the development of several STCs. These STCs are state of the art avionics and we are aggressively marketing both domestically and internationally. Costs of Aerospace Products decreased by 24% in the three months ended October 31, 2017 to $2.8 million compared to $3.7 million for the three months ended October 31, 2016. Costs were 73% of segment total revenue in the three months ended October 31, 2017, as compared to 73% of segment total revenue in the three months ended October 31, 2016. Expenses increased 24% in the three months ended October 31, 2017 to $911 compared to $734 in the three months ended October 31, 2016. Expenses were 24% of segment total revenue in the three months ended October 31, 2017, as compared to 14% of segment total revenue in the three months ended October 31, 2016. Operating income from Aerospace Products decreased 84% to $103,000 in the three months ended October 31, 2017 from $659,000 in the three months ended October 31, 2016.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of October 31, 2017 our backlog totaled approximately $11.7 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. The forward looking statements in this report are only predictions and actual events or results may differ materially. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

David Drewitz, Public Relations                                                                                                              Ph (972) 814-5723

david@creativeoptionscommunications.com

www.creativeoptionscommunications.com

Bulter National Corporation Investor Relations                                                                                       Ph (913) 780-9595

THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.